EWBC Earnings Results Fourth Quarter and Full Year 2021 January 27, 2022

Forward-Looking Statements 2 Forward-Looking Statements This presentation contains forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of East West Bancorp, Inc. (the “Company”) and are subject to significant risks and uncertainties. You should not place undue reliance on these statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include, among others, changes in the U.S. economy or local, regional and global business, economic and political conditions and geopolitical events; the impacts of the ongoing COVID-19 pandemic; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws; and changes in the commercial and consumer real estate markets and in consumer spending and savings habits. These factors also consist of those contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and are based only on information then actually known to the Company. The Company does not undertake to update any forward-looking statements except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and is presented on a non-GAAP basis. Investors should refer to the reconciliations included in this presentation and should consider the Company’s non-GAAP measures in addition to, not as a substitute for or superior to, measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

11.2% 15.7% FY 2020 FY 2021 Highlights of Fourth Quarter and Full Year 2021 3 Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Return on Average Tangible Equity*Return on Average Equity Adj. PTPP income* Adj. PTPP profitability ratio* $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 4Q21 Net income $218 million 2021 Net income $873 million 4Q21 Diluted EPS $1.52 2021 Diluted EPS $6.10 4Q21 Revenue $477 million 2021 Revenue $1.8 billion Record loans $41.7 billion Total deposits $53.4 billion Tangible equity*/share $37.79 1.24% 1.46% 1.39% 4Q20 3Q21 4Q21 1.16% 1.47% FY 2020 FY 2021 12.4% 15.7% 14.9% 4Q20 3Q21 4Q21 13.8% 17.2% 16.3% 4Q20 3Q21 4Q21 12.4% 17.2% FY 2020 FY 2021 $251 $302 $299 1.90% 1.95% 1.91% 4Q20 3Q21 4Q21 $979 $1,147 2.00% 1.94% FY 2020 FY 2021

$ in millions, except per share data 12.31.21 09.30.21 Cash equivalents & ST investments $ 4,649 5,708 $ (1,059) AFS debt securities & repo assets 12,319 12,309 10 Gross loans (ex. PPP) $ 41,160 39,675 $ 1,485 PPP loans 534 807 (273) Total loans $ 41,694 40,482 $ 1,212 Allowance for loan losses (ALLL) (542) (560) 18 Net Loans $ 41,152 39,922 $ 1,230 Other assets 2,751 3,020 (269) Total Assets $ 60,871 60,959 $ (88) Customer deposits $ 53,351 53,356 $ (5) FHLB advances & repo funding 549 549 - Other ST & LT debt & finance lease liab. 152 152 - Other liabilities 981 1,212 (231) Total Liabilities $ 55,033 55,269 $ (236) Total Stockholders' Equity $ 5,837 5,690 $ 147 Book value per share $ 41.13 40.10 $ 1.03 Tangible equity per share* $ 37.79 36.75 $ 1.04 Tang. equity to tang. assets ratio* 8.88% 8.62% 26 bp Q-o-Q Change 4 12.31.21: Strong, Well-Diversified Balance Sheet Record Loans as of 12.31.21: $41.7 billion ($ in billions) C&I (ex. PPP) Resi. mortgage & other consumerTotal CREPPP IB Checking & SavingsMMDADDA Time Total Deposits of 12.31.21: $53.4 billion ($ in billions) * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $13.6 33% $0.5 1% $16.2 39% $11.4 27% 22.8 43% 13.1 25% 9.5 17% 8.0 15%

12.7% 12.7% 14.3% 9.4% 12.8% 12.8% 14.2% 8.8% 12.8% 12.8% 14.1% 9.0% CET1 capital ratio Tier 1 capital ratio Total capital ratio Leverage ratio EWBC 12.31.20 EWBC 09.30.21 EWBC 12.31.21** 12.31.21: Strong Capital Ratios  Book value per share of $41.13 as of 12.31.21: +3% Q-o-Q and +10.5% Y-o-Y.  Tangible equity per share* of $37.79 as of 12.31.21: +3% Q-o-Q and +12% Y-o-Y.  Tangible equity to tangible assets ratio* of 8.88% as of 12.31.21, +26 bps from 09.30.21.  Dividend increase: 1Q22 quarterly common stock dividend of $0.40 per share, an increase of 21% or 7 cents from $0.33 per share in 4Q21. Increased annual dividend equivalent to $1.60 per share.  No buybacks during 4Q21. 5 **The Company has elected to use the 2020 CECL transition provision in the calculation of its December 31, 2021, September 30, 2021 and December 31, 2020 regulatory capital ratios. The Company’s December 31, 2021 regulatory capital ratios are preliminary. * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

PPP 1% Total CRE 39% Total Resi. Mortgage & Other Consumer 27% C&I 33% 6 Total Loans: C&I Loans by Industry as % of Total Loans Outstanding 12.31.21: Diversified Commercial Loan Portfolio  C&I loans (ex. PPP): $13.6bn loans O/S plus $6.2bn undisbursed commitments: $19.8bn total commitments as of 12.31.21.  EOP loans O/S: up $592mm, +18% Q-o-Q annualized.  Total commitments: up $865mm, +18% Q-o-Q annualized.  Avg. loans O/S: up $495mm, +16% Q-o-Q annualized.  C&I utilization: 69% as of 12.31.21, unchanged from 09.30.21.  PPP loans: $534mm as of 12.31.21, down from $807mm as of 09.30.21.  China loans O/S (mainland + Hong Kong): $1.8bn as of 12.31.21, up from $1.7bn as of 09.30.21. Portfolio primarily consists of C&I loans, well-diversified by industry. $13.6bn 4% 12% General Manufacturing & Wholesale Private Equity Entertainment 1% Oil & Gas, 1% Food-related Industries 1% Healthcare, 1% Consumer Goods Real Estate related Clean Energy Technology & Life Science All Other C&I $41.7 billion Total Loans } 4% 3% 2% 2% 2%

SoCal 53% NorCal 22% NY 5% TX 8% WA 3% Other 9% C&I 33% PPP 1% Retail, 9% MFR, 9% Office, 7% Industrial, 7% Hotel, 5% All other CRE, 2% Total Resi. Mortgage & Other Consumer 27% Total CRE 39% 12.31.21: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding  Total CRE loans: $16.2bn as of 12.31.21: up $642mm, +16% Q-o-Q annualized.  Avg. CRE loans: up $318mm, +8% Q-o-Q annualized.  Owner-occupied CRE: $2.4bn as of 12.31.21, or 6% of total loans.  Geographic distribution of CRE reflects EWBC’s branch footprint.  Construction & land loans (in All other CRE): $346mm, or 0.8% of total loans. Total construction & land exposure of $713mm: loans O/S plus $367mm in undisbursed commitments. $16.2 billion Total CRE Loans Total CRE: Distribution by Geography $16.2bn $41.7 billion Total Loans

<=50% 40% >50% to 55% 17% >55% to 60% 16% >60% to 65% 16% >65% to 70% 6% >70% 5% Total CRE: Distribution by LTV 8 12.31.21: Low LTV Commercial Real Estate Portfolio Average Loan Size Weight. Avg. LTV Retail $ 2.2 mm 48% Multifamily 1.4 mm 52% Office 3.9 mm 54% Industrial 2.5 mm 49% Hotel 8.8 mm 54% Construction & Land* 11.0 mm 57% Other 3.0 mm 48% Total CRE $ 2.5 mm 51% CRE LTV & Size by Property Type * Construction & Land avg. size based on total commitment.  High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth.  Many of our customers have long-term relationships with East West Bank. $2.5 million Avg. size of loan outstanding 51% Avg. LTV

<=50% 39% >50% to 55% 12% >55% to 60% 41% >60% 8% SoCal 41% NorCal 16% NY 27% WA 7% TX 2% Other 7% 12.31.21: Low LTV Residential Mortgage Portfolio 9 Resi. Mortgage: Distribution by Geography Resi. Mortgage: Distribution by LTV $11.2 billion Resi. Mortgage Loans Outstanding $406,000 Avg. loan size* 51% Avg. LTV*  Residential mortgage (SFR + HELOC) loans: $11.2bn loans O/S as of 12.31.21: up $253mm, +9% Q-o-Q annualized.  SFR: $9.1bn as of 12.31.21.  HELOC: $2.1bn loans O/S + $2.5bn in undisbursed commitments: $4.6bn total with 46% utilization as of 12.31.21.  Avg. resi. mortgage loans: up $209mm, +8% Q-o-Q annualized.  Residential mortgage origination volume: residential mortgage origination volume of $1.0bn in 4Q21, up +4% Q-o-Q and -4% Y-o-Y.  FY origination volume of $4.3bn, up +29% Y-o-Y.  Primarily originated through East West Bank branches.  As of 12.31.21, 86% of HELOC commitments in first lien position. * Combined LTV for 1st and 2nd liens; based on commitment. Avg. size based on loan O/S for SFR and commitment for HELOC.

12.31.21: Asset Quality Metrics by Portfolio

Criticized Loans / Total Loans



3.2%
3.1%
2.6%
2.5%
2.0%
1.7%
1.8%
1.6%
1.4%
1.1%
1.5%
1.3%
1.0%
1.1%
0.9%
12.31.20
03.31.21
06.30.21
09.30.21
12.31.21
Special Mention loans
Classified loans

NPAs / Total Assets



0.45%
0.45%
0.38%
0.28%
0.17%
12.31.20
03.31.21
06.30.21
09.30.21
12.31.21
Nonaccrual loans
OREO & other NPAs

Criticized Ratio by Loan Portfolio
(as of 12.31.21)



14.1%
3.4%
1.8%
0.3%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer
Special Mention loans
Classified loans

Nonaccrual Ratio by Loan Portfolio (subset of Classified)
(as of 12.31.21)



4.5%
0.2%
0.1%
0.2%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer

- Criticized loans down 18% Q-o-Q: $833mm as of 12.31.21, or 2.0% of loans, down from $1.0bn, or 2.5% of loans, as of 09.30.21. Criticized loan ratio improved by 50 bps Q-o-Q.
  - Y-o-Y, criticized loans down 32%, from $1.2bn. Criticized loan ratio improved by 117 bps, from 3.2% of loans as of 12.31.20.
  - Special mention: $385mm as of 12.31.21, or 0.9% of loans.
  - Classified: $448mm as of 12.31.21, or 1.1% of loans.
- Nonperforming assets down 40% Q-o-Q: $103.5mm as of 12.31.21, or 0.17% of total assets, vs. $173mm, or 0.28% of total assets, as of 09.30.21. Reflects payoffs and upgrades of C&I, plus a CRE property sale.
  - Y-o-Y, NPAs down 56%, from $235mm. NPA ratio improved by 28 bps, from 0.45% of assets as of 12.31.20.
- Accruing loans 30-89 days past due up 10% Q-o-Q: $45mm as of 12.31.21, or 0.11% of loans, vs. $41mm, or 0.10% of loans, as of 09.30.21.
  - Y-o-Y, accruing PD down 11%, from $51mm. Accruing PD loan ratio improved by 2 bps, from 0.13% of loans as of 12.31.20.
- Oil & Gas ("O&G") Loan Portfolio as of 12.31.21:
  - Total commitments: $912mm, and loans O/S: $601mm. Commitments decreased 5% Q-o-Q and 32% Y-o-Y.
  - Improving asset quality: O&G criticized loans: $85mm as of 12.31.21, down 43% Q-o-Q from $148mm as of 09.30.21, and down 74% from $324mm as of 12.31.20.

EAST WEST BANK

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24.3 0.0 (15.0) (10.0) (10.0) 18.8 13.4 13.3 13.5 9.8 0.20% 0.14% 0.13% 0.13% 0.10% -0.05%-20.0 4Q20 1Q21 2Q21 3Q21 4Q21 Provision for credit losses Net charge-offs NCO ratio (ann.) $620 $608 $586 $560 $542 1.61% 1.53% 1.46% 1.38% 1.30% 1.68% 1.62% 1.52% 1.41% 1.32% 0.50% $200 $700 12.31.20 03.31.21 06.30.21 09.30.21 12.31.21 ALLL ALLL/Loans HFI ALLL/Loans HFI (ex. PPP) ALLL by Loan Type:  ALLL coverage of loans: 1.30% as of 12.31.21, equivalent to 1.32% ex. PPP loans.  Q-o-Q, ALLL coverage ratio (ex. PPP) declined 9 bps.  O&G ALLL coverage decreased to 8.4% in 4Q21 from 9.5% in 3Q21. All other C&I ALLL coverage of 2.2% unchanged Q-o-Q. CRE ALLL coverage decreased to 1.1% from 1.2%.  Q-o-Q change in ALLL largely reflects an improved macro- economic forecast. CRE segments saw improvements in variables such as vacancy rates, rent rates and cap rates. Operating backdrop for O&G segment is better. This was partially offset by higher downside scenario weightings due to uncertainty related to the Omicron variant of COVID-19.  Negative provision for credit losses in 4Q21: $(10mm).  Net charge-offs: $9.8mm in 4Q21, vs. $13.5mm in 3Q21. NCO ratio of 0.10% (ann.), down from 0.13% (ann.) in 3Q21. 4Q21: Allowance for Loan Losses & Credit Costs 11 Composition of ALLL by Portfolio: Allowance for Loan Losses Coverage Ratio $ in m ill io ns Provision for Credit Losses & Net Charge-offs $ in m ill io ns $ in m ill io ns ; r at io is a llo w an ce co ve ra ge b y po rtf ol io Oil & gas C&I Total CREAll other C&I (ex. PPP) Resi. mortgage & consumer 64 50 9.5% 8.4% 278 288 2.2% 2.2% 192 181 1.2% 1.1% 26 23 0.2% 0.2% 09.30.21 12.31.21 09.30.21 12.31.21 Total: $560 Total:1.38%Total: $542 Total:1.30%

4Q21: Summary Income Statement

$ in millions, except per share data & ratios		4Q21		3Q21		4Q21 vs. 3Q21 $ Change	4Q21 vs. 3Q21 % Change
Net interest income (ex. PPP)	$	396.1	$	380.5		15.6	4%
PPP income		9.6		15.2		(5.6)	-37%
Total net interest income	$	405.7	$	395.7	$	10.0	2.5%
Fee income & net GOS of loans*		63.3		62.7		0.6	1%
GOS of AFS debt securities		0.4		0.4		NM	10%
Other		7.8		10.0		(2.2)	-22%
Total noninterest income	$	71.5	$	73.1	$	(1.6)	-2%
Total revenue	$	477.2	$	468.8	$	8.4	2%
Adjusted noninterest expense**	$	177.7	$	166.7	$	11.0	7%
Amortization of tax credit & other investments + core deposit intangibles		32.4		38.7		(6.3)	-16%
Total noninterest expense	$	210.1	$	205.4	$	4.7	2%
Provision for credit losses	$	(10.0)	$	(10.0)	$	-	0%
Income tax expense		59.3		48.0		11.3	24%
Effective tax rate		21%		17.5%		3.5%	
Net Income (GAAP)	$	217.8	$	225.4	$	(7.6)	-3%
Diluted EPS	$	1.52	$	1.57	$	(0.05)	-3.5%
Weigh. avg. diluted shares (in mm)		143.3		143.1		0.2	0.1%

Comments

- Noninterest income:
  - Mark-to-market ("MTM") adjustments in interest rate contracts ("IRC") & other derivative income amounted to $0.4mm in 4Q21, vs. $2.5mm in 3Q21. This reflects a smaller favorable change in the credit valuation adjustment, compared with the previous quarter.
- Amortization of tax credit & other investments in 4Q21 totaled $32mm, vs. $38mm in 3Q21: Q-o-Q variability in amortization of tax credits and other investments reflects the impact of investments that close in a given period.
- Tax rate:
  - For the full year 2021, effective tax rate was 17%. 4Q21 effective tax rate was 21%.

* See slide 17 for noninterest income detail by category.

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

EAST WEST BANK

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16.3 18.1 19.7 23.2 24.0 10.6 11.6 12.6 12.6 12.98.5 9.0 9.4 9.4 9.39.0 9.1 8.5 8.3 8.1$44.4 $47.8 $50.2 $53.5 $54.3 4Q20 1Q21 2Q21 3Q21 4Q21 11.6 11.8 11.9 12.4 12.9 14.7 14.9 15.2 15.4 15.7 9.7 10.1 10.6 11.1 11.2 1.7 1.9 1.9 1.1 0.7$37.7 $38.7 $39.6 $40.0 $40.5 4Q20 1Q21 2Q21 3Q21 4Q21 4Q21: Average Balance Sheet: Growth & Mix 13  4Q21 avg. loan growth: +6% LQA (+$572mm Q-o-Q) or +10% LQA ex. PPP (+$1.0bn). Growth in all major loan portfolios, with strongest growth from C&I ex. PPP.  4Q21 avg. deposit growth: +6% LQA (+$820mm Q-o-Q). Growth was led by non-IB DDA: +15% LQA (+$850mm Q-o-Q). Declines in IB-checking and time deposits reflect outflow of higher-rate accounts.  Avg. DDA made up 44% of avg. deposits in 4Q21, up from 43% in 3Q21 and 37% in 4Q20.  4Q21 AEA growth & favorable mix shift: +5% LQA (+$705mm Q-o-Q): +$1.1bn in AFS debt securities, +$572mm in loans, -$986mm in IB cash and deposits with banks. $ in b ill io ns Average Loans & Growth +11% +9% +6% LQA avg. total loan growth C&I (ex. PPP) Total CRE Residential mortgage & other consumerPPP Average Deposits & Growth Avg. Earning Asset (AEA) Mix & Loan-to-Deposit Ratio LQA avg. total deposit growthDDA MMDA IB Checking & Savings Time $ in b ill io ns +26% +31% +20% +6% +3% 13% 15% 19% 19% 21% 11% 12% 9% 12% 10% L/D: 85% L/D: 81% L/D: 79% L/D: 75% L/D: 75% 40%-20% 100% 4Q20 1Q21 2Q21 3Q21 4Q21 Loans / AEA Securities & other / AEA IB Cash & equivalent / AEA Avg. Loan / Deposit Ratio

4Q21: Net Interest Income & Net Interest Margin

Net Interest Income & Net Interest Margin



$ in millions
$347
$354
$376
$396
$406
2.77%
2.76%
2.71%
2.70%
2.75%
2.73%
2.70%
2.64%
2.73%
2.70%
4Q20
1Q21
2Q21
3Q21
4Q21
NII
NIM
Adj. NIM*

* Adj. NIM excludes net interest income related to PPP loans.

- 4Q21 NII: $406mm, +2.5% Q-o-Q (+10% annualized) from $396mm in 3Q21. 4Q21 NIM: 2.73%, +3 bps Q-o-Q.
- 4Q21 adj. NII* (ex. PPP): $396mm, +4% Q-o-Q (+16% ann.) from $380.5mm in 3Q21.
  - 4Q21 adj. NIM*: 2.70%, +6 bps Q-o-Q.
  - NII related to PPP: $10mm in 4Q21 ($8mm of deferred fees & $2mm of interest income) vs. $15mm in 3Q21.
  - As of 12.31.21, $6mm of PPP deferred fees remaining to accrete into income.
- Q-o-Q increase in adj. NIM: favorable average earning asset mix shift (+4 bps) and a lower cost of IB deposits (+2 bps).

Impact to NIM from Q-o-Q Change in Yields, Rates, & Balance Sheet Mix



GAAP NIM:
2.70%
3Q21
NIM (ex. PPP):
2.64%
+4 bps
+2 bps
4Q21
NIM (ex. PPP):
2.70%
GAAP NIM:
2.73%
3Q21
adj. NIM*
Avg. Earning Asset
mix shift
Lower cost of IB
deposits
4Q21
adj. NIM*

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

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369 360 358 356 356 0.15% 0.12% 0.10% 0.09% 0.09% 0 400 4Q20 1Q21 2Q21 3Q21 4Q21 Adj. avg. loan yield (ex. PPP) Avg. Prime Rate Avg. 1M LIBOR Rate 337 336 421 420 339 336 413 415 341 335 405 411 341 337 403 408 C&I (ex. PPP) Total CRE SFR HELOC 1Q21 2Q21 3Q21 4Q21 4Q21: Average Loan Yields 15 Adj. Avg. Loan Yield* (in bps) Relative to Prime Rate & LIBOR Average Loan Yield (in bps) by Portfolio GAAP Yield: 361 bps GAAP Yield: 368 bps GAAP Yield: 358 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. GAAP Yield: 357 bps Total fixed and hybrid in fixed period 33% (ex PPP). Variable: LIBOR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates PPP Loan Portfolio by Index Rate (12.31.21)  As of 12.31.21, $5.6bn of variable rate loans had fully indexed interest rates below floors. Of those, $1.9bn were 25 bps or less from their floor rate, $1.3bn were 25 to 50 bps from their floor rate, and $0.6bn were 50 to 75 bps from their floor rate. Note: SFR yield computation based on 30/360 days. 3.25% GAAP Yield: 359 bps 18% 15% 26% 33% 7% 1%

25 18 14 12 10 40 30 24 21 18 0.00 4Q20 1Q21 2Q21 3Q21 4Q21 Cost of total deposits Cost of IB deposits Avg. Fed Funds rate $24.0 44% $12.9 24% $9.3 17% $8.1 15% 4Q21: Average Cost of Deposits 16 Average Cost of Deposits (in bps) Relative to Fed Funds Rate  Spot rate of total deposits: 0.09% as of 12.31.21 (vs. 0.11% as of 09.30.21).  Spot rate of IB deposits: 0.16% as of 12.31.21 (vs. 0.19% as of 09.30.21).  Repricing of maturing CDs to lower rates reached equilibrium:  Domestic CD spot rate as of 12.31.21: 0.21% (down from 0.24% as of 09.30.21).  Originations & renewals of domestic CDs in 4Q21: $4.9bn @ blended rate of 0.20% and weighted avg. duration of 4mo. Average Cost of Deposits (in bps) by Type DDA MMDA IB Checking & Savings Time 4Q21 Average Deposits: $54.3 billion ($ in billions) 0.25% 18 30 27 17 26 50 14 24 23 12 31 40 12 21 19 11 28 35 10 18 11 10 24 33 Cost of total deposits Cost of IB deposits IB Checking MMDA Savings Time 1Q21 2Q21 3Q21 4Q21

4Q21: Noninterest Income Detail

Fee Income* & Net Gains on Sales of Loans



$ in millions
$53.1
3.0
6.2
4.5
6.7
14.3
18.4
4Q20
$54.8
1.7
2.9
6.9
9.5
15.4
18.4
1Q21
$63.1
1.5
2.2
8.0
13.0
17.3
21.1
2Q21
$62.7
3.3
4.7
5.6
13.1
18.5
17.5
3Q21
$63.3
2.4
1.6
5.3
13.3
20.0
20.7
4Q21
4%
2%
8%
21%
32%
33%
4Q21 Mix
Lending Fees
Wealth Management Fees
Deposit Account Fees
IRC Revenue
Foreign Exchange Income
Gain on Loans

* Fee income excludes MTM adjustments related to IRC and other derivatives; net gains on sales of securities; other investment income and other income.

Total noninterest income: $71.5mm in 4Q21, compared with $73mm in 3Q21.

- Fee income and net gains on sales of loans: $63mm in 4Q21, essentially stable compared with both 3Q21 and 2Q21, and up 19% year-over-year.
- Q-o-Q and Y-o-Y growth in lending fees reflects higher syndication, trade finance and loan commitment fees.
- Q-o-Q and Y-o-Y growth in deposit account fees reflects growth in commercial account fees and treasury management services.
- Interest rate contracts and other derivative income: customer-driven revenue decreased Q-o-Q to $1.6mm, reflecting lower transaction volume. Y-o-Y and Q-o-Q decrease reflects lower customer demand in a low interest rate environment.

Interest Rate Contracts and Other Derivative Income Detail

($ in millions)	4Q20	1Q21	2Q21	3Q21	4Q21
Revenue	$ 6.2	$ 2.9	$ 2.2	$ 4.7	$ 1.6
MTM	6.8	14.1	(5.4)	2.5	0.4
Total	$ 13.0	$ 17.0	$ (3.2)	$ 7.2	$ 2.0

EAST WEST BANK

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$166 $165 $162 $167 $178 39.8% 38.7% 36.3% 35.6% 37.2% 30.0% 60.0% $130 $180 4Q20 1Q21 2Q21 3Q21 4Q21 Adj. noninterest expense* Adj. efficiency ratio* 4Q21: Operating Expense & Efficiency 18 Adjusted Noninterest Expense* $ in m ill io ns Adj. Noninterest Expense* & Adj. Efficiency Ratio*  4Q21 noninterest expense: $210mm.  4Q21 adj. noninterest expense*: $178mm, up $11mm from $167mm in 3Q21 (+7% Q-o-Q).  Q-o-Q change was driven by higher bonus and incentive compensation expense, related to full year business activity, and higher charitable contributions in other operating expenses.  Y-o-Y, 4Q21 adj. noninterest expense up 7%. FY2021 adj. noninterest expense of $671mm up +6% Y-o-Y.  Adj. efficiency ratio* was 37% in 4Q21, vs. 36% in 3Q21 and 40% in 4Q20. FY2021 adj. efficiency ratio of 37% improved from 39% in FY2020.  Consistently achieving industry-leading operating efficiency. $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 105.4 107.8 105.4 105.8 114.7 65% 16.5 15.9 15.4 15.9 15.8 9% 11.7 11.6 11.6 12.0 11.7 7%7.5 7.8 8.1 8.8 9.1 5% 24.5 21.9 21.0 24.2 26.4 14% $165.6 $165.0 $161.5 $166.7 $177.7 4Q20 1Q21 2Q21 3Q21 4Q21 4Q21 Mix Comp and employee benefits Occupancy & Equipment Computer software & Data processing Deposit related expenses All other

Management Outlook: Full Year 2022 19 Earnings drivers FY 2022 expectations compared with FY 2021 results 2021 actual End of Period Loans (ex. PPP)  Increase at a percentage rate of approximately 12% Y-o-Y. $41.2 billion (ex. PPP) +12% Y-o-Y (ex. PPP) Adj. Net Interest Income* (ex. PPP)  Increase at a percentage rate of approximately 17% to 19% Y-o-Y. $1.5 billion +10.5% Y-o-Y Adj. Noninterest Expense* (ex. tax credit investment & core deposit intangible amortization)  Increase at a percentage rate of approximately 7% to 8% Y-o-Y. $671 million +6% Y-o-Y Credit Items  Provision for credit losses below $50 million. $(35) million in 2021 & $211 million in 2020 Tax Items  Full-year 2022 effective tax rate of approximately 17% to 18%, including the impact of tax credit investments. FY effective tax rate: 17% Interest Rates  Four Fed Funds rate hikes of 25-bps in: March, June, September and December 2022.  Forward interest rate curve as of 01.26.22. No change to Fed Funds rate in 2021 * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

APPENDIX

Three Months Ended December 31, 2021 September 30, 2021 December 31, 2020 Net interest income before provision for credit losses (a) $ 405,697 $ 395,706 $ 346,581 Total noninterest income 71,489 73,109 69,832 Total revenue (b) $ 477,186 $ 468,815 $ 416,413 Total noninterest expense (c) $ 210,105 $ 205,384 $ 178,651 Less: Amortization of tax credit and other investments (31,800) (38,008) (12,263) Amortization of core deposit intangibles (602) (705) (823) Adjusted noninterest expense (d) $ 177,703 $ 166,671 $ 165,565 Efficiency ratio (c)/(b) 44.03% 43.81% 42.90% Adjusted efficiency ratio (d)/(b) 37.24% 35.55% 39.76% Adjusted pre-tax, pre-provision income (b)-(d) = (e) $ 299,483 $ 302,144 $ 250,848 Average total assets (f) $ 62,183,137 $ 61,359,533 $ 52,466,325 Adjusted pre-tax, pre-provision profitability ratio (1) (e)/(f) 1.91% 1.95% 1.90% Adjusted noninterest expense/average assets (1) (d)/(f) 1.13% 1.08% 1.26% Appendix: GAAP to Non-GAAP Reconciliation 21 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. (1) Annualized

Year Ended December 31, 2021 December 31, 2020 Net interest income before provision for credit losses (g) $ 1,531,571 $ 1,377,193 Total noninterest income 285,895 235,547 Total revenue (h) 1,817,466 1,612,740 Total noninterest expense (i) $ 796,089 $ 716,322 Less: Amortization of tax credit and other investments (122,457) (70,082) Amortization of core deposit intangibles (2,749) (3,634) Repurchase agreements’ extinguishment cost — (8,740) Adjusted noninterest expense (j) $ 670,883 $ 633,866 Efficiency ratio (i)/(h) 43.80% 44.42% Adjusted efficiency ratio (j)/(h) 36.91% 39.30% Adjusted pre-tax, pre-provision income (h)-(j) = (k) $ 1,146,583 $ 978,874 Average total assets (l) $ 59,251,091 $ 48,937,793 Adjusted pre-tax, pre-provision profitability ratio (k)/(l) 1.94% 2.00% Adjusted noninterest expense/average assets (j)/(l) 1.13% 1.30% Appendix: GAAP to Non-GAAP Reconciliation 22 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

Appendix: GAAP to Non-GAAP Reconciliation 23 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. December 31, 2021 September 30, 2021 December 31, 2020 Stockholders’ equity (a) $ 5,837,218 $ 5,690,201 $ 5,269,175 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (9,334) (9,849) (11,899) Tangible equity (b) $ 5,362,187 $ 5,214,655 $ 4,791,579 Total assets (c) $ 60,870,701 $ 60,959,110 $ 52,156,913 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (9,334) (9,849) (11,899) Tangible assets (d) $ 60,395,670 $ 60,483,564 $ 51,679,317 Total stockholders’ equity to total assets ratio (a)/(c) 9.59% 9.33% 10.10% Tangible equity to tangible assets ratio (b)/(d) 8.88% 8.62% 9.27%

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, recoveries and uncertain tax position related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Year Ended	
		December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income		$ 217,796	$ 225,449	$ 164,084	$ 872,981	$ 567,797
Add: Amortization of core deposit intangibles		602	705	823	2,749	3,634
Amortization of mortgage servicing assets		415	430	428	1,679	1,920
Tax effect of amortization adjustments (2)		(293)	(322)	(355)	(1,274)	(1,575)
Tangible net income	(e)	$ 218,520	$ 226,262	$ 164,980	$ 876,135	$ 571,776
Adjustments related to DC Solar						
Less: Recoveries (3)		—	—	(10,739)	—	(10,739)
Tax effect of recoveries (2)		—	—	3,047	—	3,047
Add: Uncertain tax position recorded in income tax expense		—	—	5,127	—	5,127
Adjusted tangible net income	(f)	$ 218,520	$ 226,262	$ 162,415	$ 876,135	$ 569,211
Average stockholders' equity		$ 5,786,237	$ 5,680,306	$ 5,243,203	$ 5,559,212	$ 5,082,186
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(9,611)	(10,135)	(12,182)	(10,535)	(13,769)
Average tangible equity	(g)	$ 5,310,929	$ 5,204,474	$ 4,765,324	$ 5,082,980	$ 4,602,720
Return on average tangible equity	(e)/(g)	16.32% (4)	17.25% (4)	13.77% (4)	17.24%	12.42%
Adjusted return on average tangible equity	(f)/(g)	16.32% (4)	17.25% (4)	13.56% (4)	17.24%	12.37%

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 28.77% for the three and twelve months ended December 31, 2021. Applied statutory tax rate of 28.37% for the three months ended September 30, 2021, and for the three and twelve months ended December 31, 2020.
(3) Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4) Annualized.

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Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands) (unaudited)

In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration ("SBA") under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA's PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.

These loans are included in the Company's C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.

Adjusted loan yield and adjusted net interest margin for the three and twelve months ended December 31, 2021 and 2020, and three months ended September 30, 2021 exclude the impact of PPP loans. Net interest margin for the three and twelve months ended December 31, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company's performance.

		Three Months Ended			Year Ended	
Yield on Average Loans		December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income on loans	(a)	$ 366,936	$ 363,503	$ 348,578	$ 1,424,900	$ 1,464,382
Less: Interest income on PPP loans		(9,592)	(15,212)	(14,204)	(55,198)	(43,271)
Adjusted interest income on loans	(b)	$ 357,344	$ 348,291	$ 334,374	$ 1,369,702	$ 1,421,111
Average loans	(c)	$40,532,569	$39,960,151	$37,725,725	$39,716,697	$36,799,017
Less: Average PPP loans		(677,224)	(1,111,404)	(1,704,608)	(1,393,302)	(1,236,246)
Adjusted average loans	(d)	$39,855,345	$38,848,747	$36,021,117	$38,323,395	$35,562,771
Average loan yield	(a)/(c)	3.59% (1)	3.61% (1)	3.68% (1)	3.59%	3.98%
Adjusted average loan yield	(b)/(d)	3.56% (1)	3.56% (1)	3.69% (1)	3.57%	4.00%
Net interest income before provision for credit losses	(e)	$ 405,697	$ 395,706	$ 346,581	$ 1,531,571	$ 1,377,193
Less: Interest income on PPP loans		(9,592)	(15,212)	(14,204)	(55,198)	(43,271)
Add: Interest expense on advances from the PPPLF		—	—	324	—	2,046
Adjusted net interest income	(f)	$ 396,105	$ 380,494	$ 332,701	$ 1,476,373	$ 1,335,968
Average interest-earning assets	(g)	$58,944,082	$58,239,480	$49,703,349	$56,256,388	$46,239,709
Less: Average PPP loans		(677,224)	(1,111,404)	(1,704,608)	(1,393,302)	(1,236,246)
Adjusted average interest-earning assets	(h)	$58,266,858	$57,128,076	$47,998,741	$54,863,086	$45,003,463
Net interest margin	(e)/(g)	2.73% (1)	2.70% (1)	2.77% (1)	2.72%	2.98%
Adjusted net interest margin	(f)/(h)	2.70% (1)	2.64% (1)	2.76% (1)	2.69%	2.97%

(1) Annualized

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